                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              ILEX ONCOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               ILEX ONCOLOGY, INC.
                             4545 Horizon Hill Blvd.
                            San Antonio, Texas 78229
                            Telephone: (210) 949-8200


                                 April 18, 2002


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of the Stockholders of ILEX Oncology, Inc. The Annual Meeting will be held Thursday, May 23, 2002, at 10:00 a.m. Central Time at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on ILEX Oncology, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in ILEX Oncology, Inc. and urge you to return your proxy card as soon as possible.

                                          Sincerely,

                                          /s/ JEFFREY H. BUCHALTER
                                          -------------------------------------
                                          Jeffrey H. Buchalter
                                          President and Chief Executive Officer

                               ILEX ONCOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ILEX Oncology, Inc. (the "Company") will be held on May 23, 2002, at 10:00 a.m. Central Time at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, for the following purposes:

                  (1) A proposal to elect eight (8) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

                  (2) A proposal to ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002; and

                  (3) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on April 4, 2002, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                          By Order of the Board of Directors,

                                          /s/ JEFFREY H. BUCHALTER
                                          -------------------------------------
                                          Jeffrey H. Buchalter
                                          President and Chief Executive Officer

San Antonio, Texas
April 18, 2002
                                    IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               ILEX ONCOLOGY, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the stockholders of ILEX Oncology, Inc., a Delaware corporation (the "Company" or "ILEX"), in connection with the solicitation by ILEX's Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on May 23, 2002, at 10:00 a.m. Central Time, at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value ("Common Stock"). At the close of business on April 4, 2002 (the "Record Date"), there were outstanding and entitled to vote 32,427,876 shares of Common Stock. Each Stockholder on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended December 31, 2001, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 18, 2002, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the eight nominees for director named herein and for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company's principal offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's principal offices are located at 4545 Horizon Hill Blvd., San Antonio, Texas 78229.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors; and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                            OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of March 15, 2002 certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each nominee for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group.

                                                                          SHARES        PERCENTAGE OF OUTSTANDING
                                                                      BENEFICIALLY              SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                   OWNED(1)(2)       BENEFICIALLY OWNED(3)
------------------------------------                                  ------------      -------------------------
Capital Research and Management Company (6)
   333 South Hope Street
   Los Angeles, California 90071                                         2,923,000             8.91%
CTRC Research Foundation (5)
   8122 Datapoint
   San Antonio, Texas  78229                                             1,782,127             5.43%
Daniel D. Von Hoff, M.D. (7)(8)                                            355,725             1.08%
Richard L. Love (9)(10)                                                    318,880                *
Gary V. Woods (4)(11)(12)                                                   79,643                *
Michael T. Dwyer (13)                                                       54,485                *
Ze'ev Shaked, Ph.D. (18)                                                    48,675                *
Jeffrey H. Buchalter (21)                                                   45,738                *
Jason S. Fisherman, M.D. (14)(17)                                           33,634                *
Joseph S. Bailes, M.D. (14)                                                 33,628                *
Ruskin C. Norman, M.D. (12)(15)(16)                                         28,735                *
Ronald G. Tefteller (19)                                                    20,443                *
Gregory L. Weaver (20)                                                      14,847                *

All executive officers and directors as a group
  (12 persons)(4)(12)(17)                                                1,024,586             3.12%

----------
*        Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 15, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted, the street address of the named beneficial owner is 4545 Horizon Hill Blvd., San Antonio, Texas 78229.

(2) To the Company's knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Based on a total of 32,810,619 shares of Common stock, which includes 32,397,196 shares of Common Stock issued and outstanding on March 15, 2002, 400,467 shares of Common Stock issuable upon exercise of options and 12,956 shares of Common Stock issuable upon exercise of options which will vest within 60 days.

(4) Does not include 126,008 shares owned by B.J. McCombs of McCombs Enterprises. Mr. Woods is President of McCombs Enterprises and disclaims beneficial ownership of such shares

(5) Does not include 57,256 shares of Common Stock issuable upon exercise of options granted to Mr. Woods and Dr. Norman, who are members of the Board of Directors of The Cancer Therapy and Research Center of South Texas ("CTRC"). CTRC Research Foundation ("CTRC Research") is a wholly-owned subsidiary of CTRC, and Mr. Woods and Dr. Norman have agreed to donate economic gain from these options to CTRC.

(6) Represents shares held by Capital Research and Management Company, which exercises sole voting and investment power as investment adviser with respect to the shares. Based solely on information contained in
         Schedule 13G filed with the Securities and Exchange Commission.

(7) Includes 39,546 shares of Common Stock issuable upon exercise of options.

(8)      Includes 1,000 shares of Common Stock held by Dr. Von Hoff's spouse.

(9) Includes 87,300 shares of Common Stock issuable upon exercise of options.

(10) Includes 800 shares of Common Stock held by each of Mr. Love's three children and Mr. Love's spouse and 600 shares of Common Stock held by Mr. Love's brother.

(11) Includes 34,128 shares of Common Stock issuable upon exercise of options.

(12) Does not include 1,782,127 shares beneficially owned by CTRC Research. See Footnote (5).

(13) Includes 43,765 shares of Common Stock issuable upon exercise of options.

(14) Includes 33,128 shares of Common Stock issuable upon exercise of options.

(15) Includes 23,128 shares of Common Stock issuable upon exercise of options.

(16)     Includes 1,000 shares of Common Stock held by Dr. Norman's spouse.

(17) Does not include 797,851 shares of Common Stock beneficially owned by entities under the control of Advent International Corporation ("Advent"). Dr. Fisherman is a Vice President of Advent and may be deemed to be the beneficial owner of such shares. Dr. Fisherman disclaims beneficial ownership of such shares.

(18) Represents 48,675 shares of Common Stock issuable upon exercise of options.

(19) Includes 20,282 shares of Common Stock issuable upon exercise of options.

(20) Includes 14,605 shares of Common Stock issuable upon exercise of options.

(21) Includes 30,738 shares of Common Stock issuable upon exercise of options.


MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS


         Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company, except Joy A. Amundson. All nominees have consented to be named and have indicated their intent to serve if elected.

                                    NOMINEES

NAME                                 AGE     POSITION                              DIRECTOR SINCE
----                                 ---     --------                              --------------
Jeffrey H. Buchalter                  44     President, Chief Executive Officer         2001
                                             and Director
Gary V. Woods                         58     Chairman of the Board                      1993
Joy A. Amundson                       47     Director                                  Nominee
Joseph S. Bailes, M.D.                45     Director                                   1997
Jason S. Fisherman, M.D.              45     Director                                   1995
Richard L. Love                       58     Director                                   1993
Ruskin C. Norman, M.D.                83     Director                                   1993
Daniel D. Von Hoff, M.D.              54     Director                                   1994

         Biographical information on these director nominees is set forth below under "Further Information -- Board of Directors and Executive Officers."

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Board of Directors has established three standing committees:
Audit, Compensation, and Executive.

         The Audit Committee recommends the selection of and confers with the Company's independent public accountants regarding the scope and adequacy of annual audits, reviews reports from the independent public accountants and meets with the independent public accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee operates pursuant to a charter, a copy of which is attached to last year's proxy statement. The Audit Committee consists of Ruskin C. Norman, M.D., Gary V. Woods, and Jason S. Fisherman, M.D. For more information on the Audit Committee, please see the Report of the Audit Committee on page 10.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and makes recommendations regarding stock option grants under the Company's stock option plans. The Compensation Committee consists of two non-employee directors: Gary V. Woods and Jason S. Fisherman, M.D.

         The Executive Committee is comprised of Jeffrey H. Buchalter, Gary V. Woods, and Jason S. Fisherman, M.D. and assists the Board of Directors by acting upon matters when the Board is not in session. The Executive Committee also reviews proposed acquisitions, dispositions and similar transactions.

MEETINGS OF THE BOARD OF DIRECTORS

         During 2001, the Board of Directors met twelve (12) times, the Compensation Committee met five (5) times, the Audit Committee met three (3) times, and the Executive Committee met twice. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

         Each non-employee director receives a fee of $2,000 for each board meeting and committee meeting attended, if such committee meeting is held on a different day than a Board of Directors' meeting, and an option grant of 1,000 shares of Common Stock, which vests immediately, for each regularly scheduled board meeting attended. We also reimburse directors for their travel expenses to and from the meetings. In addition, each non-employee director is eligible to receive option grants under the Company's 1996 Non-Employee Director Stock Option Plan (the Director Plan), with the exception of Daniel D. Von Hoff, M.D. who also serves as a consultant to the Company and is therefore not eligible to receive options under the Director Plan. Dr. Von Hoff received options from the Company's 1995 Stock Option Plan related to his role as a consultant to the Company and currently receives options related to his role as Director from the Company's 2000 Employee Stock Compensation Plan which also allows grants to directors and consultants. Upon initial election to the Board, each non-employee director receives an option grant of 17,500 shares of Common Stock which vests in monthly increments over a four-year period.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements since the Company commenced operations in 1994 and through the year ended December 31, 2001.

         On March 21, 2002, the Board of Directors and the Audit Committee dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year 2002. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors and the Audit Committee may reconsider the appointment.

         Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen 's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES. Arthur Andersen LLP billed aggregate fees of $193,506 for professional services rendered for (i) the audit of the Company's financial statements for the year ended December 31, 2001 and (ii) the review of the financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Arthur Andersen for professional services during 2001 in connection with financial information systems design and implementation.

ALL OTHER FEES. The aggregate of all other fees billed by Arthur Andersen for professional services rendered during 2001 was approximately $662,008. Of this amount $373,748 relates to other required SEC filings, merger and acquisition activity, secondary offering expenses and comfort letter procedures. The remaining expenses relate to tax compliance and consulting services and other accounting consultation.

         Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE
       APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
          OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is information with respect to each director and executive officer of the Company as of March 15, 2002. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

                           NAME                     AGE                      POSITION
                           ----                     ---                      --------

Jeffrey H. Buchalter (2).........................   44     President and Chief Executive Officer and Director
Michael T. Dwyer.................................   56     Executive Vice President, Chief Financial Officer
Timothy M. Ruane.................................   37     Senior Vice President, Business Management
Ze'ev Shaked, Ph.D...............................   56     Executive Vice President, Chief Operating Officer
Ronald G. Tefteller..............................   54     Vice President, General Counsel
Craig A. Tooman..................................   36     Vice President of Investor Relations
Gary V. Woods (1)(2)(3)..........................   58     Chairman of the Board
Joseph S. Bailes, M.D............................   45     Director
Jason S. Fisherman, M.D. (1)(2)(3)...............   45     Director
Richard L. Love..................................   58     Director
Ruskin C. Norman, M.D. (3).......................   83     Director
Daniel D. Von Hoff, M.D..........................   54     Director

----------

(1)      Member of the Compensation Committee

(2)      Member of the Executive Committee

(3)      Member of the Audit Committee

         JEFFREY H. BUCHALTER was named President of ILEX Oncology, Inc. in September of 2001 and Chief Executive Officer on January 1, 2002. Mr. Buchalter has served as a Director of ILEX since February 2001. From 1997 to 2001, Mr. Buchalter was Group Vice President for the Worldwide Oncology Franchise at Pharmacia Corporation. From 1993 to 1997, Mr. Buchalter was a Group Director with American Home Products, Wyeth Ayerst Laboratories. He was presented the Joseph F. Buckley Memorial Award from the American Cancer Society for commitment to cancer control and involvement in the pharmaceutical oncology field. Additionally, Mr. Buchalter was invited by former President George Bush to serve as a collaborating partner in the National Dialogue on Cancer. Mr. Buchalter received his B.S. from Seton Hall University and his M.B.A. from Temple University.

         MICHAEL T. DWYER has served as Executive Vice President and Chief Financial Officer since January 2002, as Executive Vice President and Chief Business Officer of ILEX since January 2001, and as President and Chief Operating Officer of ILEX Oncology Services since March 1999. He joined the Company in May 1998 as Vice President and served as Chief Financial Officer until January 2000. Prior to that, he served as Senior Vice President and Chief Operating Officer of CerebroVascular Advances, Inc. (CVA), a San Antonio-based contract research organization, from December 1993 to April 1998. CVA was acquired by Quintiles Transnational Corporation in July 1997. Mr. Dwyer is a Certified Public Accountant and spent 16 years with Arthur Andersen LLP as a partner before joining CVA. Mr. Dwyer holds a B.B.A. in accounting from Angelo State University.

         TIMOTHY M. RUANE joined ILEX in February 2002 as Senior Vice President, Business Management. Before joining ILEX, he served as Senior Director, Global Oncology Commercial Development for Pharmacia Corporation's Oncology Division and prior to his appointment as Senior Director he served as Director, Oncology North America and Latin America from March 2000 to January 2002. Mr. Ruane served as Managing Director of Saatchi & Saatchi Healthcare's Advanced Therapeutics Group from September 1998 to March 2000. From July 1993 to September 1998 he served as Director of Marketing - Leukine(R) and Flt3 ligand and previously as Director of New Business Development for Immunex Corporation. Mr. Ruane earned his B.S. from Wake Forest University and his M.B.A. from the University of Washington.

         ZE'EV SHAKED, PH.D. has served as Executive Vice President and Chief Operating Officer of ILEX since January 2001, and as President of ILEX Products since joining the Company in June 2000. Prior to joining the Company, Dr. Shaked was a consultant specializing in drug development of biologics, conventional drugs, and medical devices from 1995 to 2000. From 1991 to 1995, he was Senior Vice President, Pharmaceutical Development of ImmuLogic Pharmaceutical Corporation. Dr. Shaked received his B.S. in Chemistry and Physics and his M.S. in Applied Chemistry from The Hebrew University of Jerusalem. Dr. Shaked earned his Ph.D. in Applied Biochemistry and Organic Chemistry from Massachusetts Institute of Technology in 1991.

         RONALD G. TEFTELLER has served as Vice President and General Counsel since January 2000 and as Senior Director of Corporate Development and General Counsel since joining ILEX in April 1999. From 1991 to 1999, Mr. Tefteller served as Legal Counsel and consultant to Methodist Healthcare Ministries, Inc., the Methodist Healthcare System of San Antonio, Ltd. and associated physician organizations. Previously, he spent 10 years at Sage Energy Company as Vice President. He received a B.S. from Texas A&M University in 1970 and a J.D. from The University of Texas School of Law in 1975 after service in the United States Air Force. He also completed the Harvard Graduate School of Business Program for Management Development in 1989.

         CRAIG A. TOOMAN joined ILEX in March 2002 as Vice President of Investor Relations. Prior to joining ILEX, Mr. Tooman served as the Vice President of Investor Relations for Pharmacia Corporation from 2000 to 2001. Prior to the merger of Pharmacia & Upjohn and Monsanto, he served as Assistant Vice President of Investor Relations for Pharmacia & Upjohn from 1999 to 2000 and as Worldwide Director of Investor Relations from 1998 to 1999. Prior to that time, Mr. Tooman served as Director of Investor Relations, Europe and as Director of Corporate Strategy for Pharmacia & Upjohn Management Co. from 1996 to 1997. Mr. Tooman earned his B.A. from Kalamazoo College and his M.B.A. from the University of Chicago.

         GARY V. WOODS has served as a Director of ILEX since our formation in December 1993 and was elected Chairman of the Board in October 1994. Since 1979, Mr. Woods has been employed as President of McCombs Enterprises, Inc., an organization which invests in automobile dealerships, oil and gas ventures, real estate and broadcasting. He currently serves on the Board of Directors of several organizations, including Cancer Therapy and Research Center (CTRC), and is Chairman of the Board of Trustees of CTRC Research. Mr. Woods serves as a director of Argonaut Group, Inc. and previously served as a director of Titan Holdings, Inc. and the Greater San Antonio Chamber of Commerce. He also served as President of the San Antonio Spurs of the National Basketball Association from 1988 to 1993. Mr. Woods has been the President of the Minnesota Vikings of the National Football League since August 1998. Mr. Woods received his B.B.A. from Southwest Texas State University and his M.B.A. from Southern Methodist University and is a Certified Public Accountant.

         JOY A. AMUNDSON is a nominee for Director of ILEX. Ms. Amundson served as Senior Vice President at Abbott Laboratories, a $16 billion global diversified healthcare company, from 1995 to 2001. Concurrently, she served as President of Ross Products, a division of Abbott, from 1998 to 2001 and as President of Chemical and Agricultural Products, another Abbott division, from 1995 to 1998. Prior to being named Senior Vice President, Ms. Amundson served in various management positions at Abbott including Corporate Vice President of Abbott HealthSystems and Vice President and General Manager of Hospital Products. Prior to joining Abbott in 1982, Ms. Amundson was in brand management with Procter & Gamble. She received a B.A. in journalism/advertising from the University of Wisconsin and a Master's in Management from the Kellogg School of Management at Northwestern University. She serves as a director of The Dial Corporation and Lutheran General Hospital.

         JOSEPH S. BAILES, M.D., has served as a Director of ILEX since August 1997. He has been Executive Vice President, Clinical Affairs for US Oncology, Inc. since it was formed in June 1999 through the merger of American Oncology Resources, Inc. and Physician Reliance Network, Inc. (PRN). Dr. Bailes served as Executive Vice President and National Medical Director of PRN since its formation in 1993. Since 1986 he has been employed as an oncologist by Texas Oncology, P.A. A board certified oncologist, Dr. Bailes received his medical degree from The University of Texas Southwestern Medical School in Dallas. He is a past President of the American Society of Clinical Oncology. Dr. Bailes serves as an advisory director of Texas Regional Bancshares.

         JASON S. FISHERMAN, M.D., has been a Director of ILEX since September 1995. Dr. Fisherman is currently a Vice President at Advent International, one of the world's largest private equity investment firms. Prior to joining Advent, Dr. Fisherman served as Senior Director of Medical Research for Enzon, Inc. from 1991 to 1994. Between 1989 and 1992, he managed clinical development of a number of anticancer drugs at the NCI. Dr. Fisherman is currently a director of Crucell NV, Exelixis, Inc., Oridion Systems Ltd. and several private health care companies. Dr. Fisherman received his B.A. in Molecular Biophysics and Biochemistry from Yale, his M.D. from the University of Pennsylvania, and his M.B.A. from Wharton. He is board-certified in internal medicine and medical oncology.

         RICHARD L. LOVE has served as President, Chief Executive Officer and a Director of ILEX Oncology, Inc. from the time we began operations in October 1994. In September 2001, Mr. Love resigned his position as President of ILEX Oncology, Inc. and, on December 31, 2001, Mr. Love resigned his position as Chief Executive Officer of ILEX Oncology, Inc. Mr. Love remains on the Board of Directors. He has more than 33 years of industry experience with more than 20 years in the biosciences industry. Prior to forming ILEX, Mr. Love was Chief Operating Officer of CTRC Research from April 1991 to September 1994. From 1983 through 1991, Mr. Love served as CEO of Triton Biosciences Inc., a subsidiary of Shell Oil Company, and led the sale of Triton to Berlex Laboratories, Inc., a subsidiary of Schering AG. Mr. Love earned his B.S. and M.S. in Chemical Engineering from Virginia Polytechnic Institute.

         RUSKIN C. NORMAN, M.D., has been a Director of ILEX since our formation in December 1993. Dr. Norman is a past member (Senior Partner) of Radiology Physician Associates, as well as a previous President of St. Luke's Lutheran Hospital in San Antonio. In 1978, he served as Chairman of the National Medical Advisory Committee of the American Health Care Association. Dr. Norman is currently a director of CTRC and Compass Bank-San Antonio. Dr. Norman received his B.S. in Pharmacy from the St. Louis College of Pharmacy and his M.D. from the Northwestern University Medical School.

         DANIEL D. VON HOFF, M.D., has served as a Director of ILEX since we began operations in October 1994. Dr. Von Hoff was named Director of the Arizona Cancer Center in August 1999 and Professor of Medicine at the University of Arizona Health Sciences Center in Tucson. Prior to that, he served as the Director of the Institute for Drug Development since 1989, Chief Executive Officer of CTRC Research since 1995, and a Clinical Professor of Medicine at the University of Texas Health Science Center in San Antonio (UTHSCSA) since 1995. He is a past President of the American Association for Cancer Research and is the Co-Director of Research for US Oncology, Inc. He is widely regarded as one of the world's most experienced developers of new anticancer agents. Dr. Von Hoff has served on the FDA's Oncology Drug Advisory Committee (ODAC) and was a member of the Board of Directors of the American Society of Clinical Oncology. He is the recipient of numerous awards and honors including the K. Bagshawe Honorary Lecture for the British Association for Cancer Research, the EORTC Michel Clavel Lectureship and the Therapeutic Frontiers Lecture Award from the American College of Clinical Pharmacy. He is a Fellow of the American Association for the Advancement of Science and is a recipient of both the Outstanding Professor Award and the Presidential Teaching Award from the UTHSCSA. Dr. Von Hoff received his B.S. from Carroll College and his M.D. from Columbia College of Physicians and Surgeons.

MEDICAL AND SCIENTIFIC ADVISORY PANELS

         We have organized medical and scientific advisory panels which consist of recognized scientists with expertise in oncology. The members of these panels are appointed by the Chief Executive Officer and review and comment upon our ongoing and proposed scientific projects. The panels also advise us on potential areas of clinical interest and provide scientific evaluations on products under development. The Research Advisory Panel meets quarterly and certain members meet in smaller groups or individually with ILEX as needed.

         All of the members of our panels have commitments to and/or consulting contracts with other organizations, including our competitors and potential competitors, which may limit their availability to us. With the exception of Dr. Von Hoff, none of these individuals is expected to devote more than a small portion of their time to ILEX.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our stock option plans.

         Overall Objectives of the Executive Compensation Program

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. Throughout 2001, the Compensation Committee reviewed compensation for comparable organizations in order to establish the Company's total compensation program and recommend awards under our stock option plans.

         Base Salary Program

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable research and development organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, Mr. Love's base annual salary for 2001 was $325,000.

         Annual Incentive

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, product acquisition, in-licensing and out-licensing agreements and collaborative agreements. Throughout 2001, the Compensation Committee did not utilize formalized mathematical formulas, nor did it assign weightings to these factors. The Compensation Committee, in its sole discretion, determined the amount, if any, of incentive payments to each executive. Mr. Love earned a $90,000 bonus from the Company in 2001. Beginning in 2002, each executive will earn a cash bonus and up to 30,000 stock options based on the achievement of certain corporate and functional goals.

         Stock Option Plans

         In 2000, the Board of Directors of the Company adopted and the stockholders of the Company approved the 2000 Employee Stock Compensation Plan, or the 2000 Stock Plan. The 2000 Stock Plan provides for the issuance of up to a maximum of 3,000,000 shares of the Company's Common Stock to key employees of and consultants to the Company or any of its subsidiaries. The 2000 Stock Plan provides for the issuance of either restricted stock awards or stock options. Options granted under the 2000 Stock Plan may be either incentive stock options or options which do not qualify as incentive stock options.

         In October 1996, the Board of Directors of the Company adopted and the stockholders of the Company approved the 1996 Non-employee Directors' Stock Option Plan (the Directors' Plan). The Director's Plan provides for the issuance of up to 225,000 shares of the Company's common stock to non-employee directors of the Company. Under the Directors' Plan, each non-employee director is granted an option for up to 17,500 shares of common stock upon appointment to the board. As of December 31, 2001, nonemployee directors had been granted a total of 184,524 options upon appointment to the board with an exercise price of between $3.50 and $29.75, which vest at 1/48 per month. Additionally, each nonemployee director will be eligible to receive up to 6,000 stock options annually, which will be fully vested at the time of grant and based upon the participation of the director.

         In 1995, the Board of Directors of the Company adopted and the stockholders of the Company approved the 1995 Stock Option Plan. The 1995 Stock Option Plan provides for the issuance of up to a maximum of 1,800,000 shares of the Company's Common Stock to key employees of and consultants to the Company or any of its subsidiaries. Options granted under the 1995 Stock Option Plan may be either incentive stock options or options which do not qualify as incentive stock options.

         The stock option plans are currently administered by the Compensation Committee, which is comprised of two non-employee members of the Board of Directors, chosen by the Board of Directors. The current members of the Compensation Committee are Messrs. Fisherman and Woods. The Compensation Committee has the authority to determine those individuals to whom stock options should be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of the option, the terms for payment of the option price and other terms and conditions.

         At December 31, 2001, the Company had granted options under its stock option plans to purchase an aggregate of 1,208,100 shares of Common Stock at a weighted average exercise price per share of $24.91.

         Section 162(m)

         Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under its stock option plans should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                  Gary V. Woods
                            Jason S. Fisherman, M.D.

REPORT OF THE AUDIT COMMITTEE

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee has:

         o Reviewed and discussed the audited financial statements with management.

         o Discussed with the independent auditors the matters required to be discussed by SAS 61.

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         o Considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

         o        Discussed with the auditors the auditors' independence.

         o Based on the review and discussions above, recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

         The Board of Directors has determined that the members of the Audit Committee are independent in accordance with the applicable independence standards of the National Association of Securities Dealers. The Audit Committee has adopted a written charter. The charter was included as Exhibit A to last year's proxy statement and has not been amended. The Audit Committee met three times in the last fiscal year.

         For the year 2002, the Audit Committee recommended to the Board of Directors, and the Board of Directors has appointed, Ernst & Young LLP as the independent public accountants for the Company. Previously, Arthur Andersen LLP had been the independent public accountants for the Company. This decision to change independent public accountants was not the result of dissatisfaction with Arthur Andersen LLP, but reflected the Audit Committee's view that changing independent public accountants was in the Company's best interest given recent events involving other companies and the resulting uncertainty involving Arthur Andersen LLP. This decision was made following interviews with other accounting firms. The Board of Directors' appointment of Ernst & Young LLP as the Company's independent public accountants for the year 2002 is being submitted to the Company's stockholders for ratification.

         The Audit Committee, with management, continues to re-examine the issue of how and to what extent the external audit and non-audit functions should be separated. The Audit Committee will continue to examine the provision of non-audit services by its auditors, and will recommend a separation of functions where it believes such separation is appropriate. In doing so, the Audit Committee will consider the views of the Company's management as to a particular firm's suitability for the particular task, cost, knowledge of the Company's operations, other relationships with the Company, and such other factors and qualifications as the Company's management may deem appropriate.

                         MEMBERS OF THE AUDIT COMMITTEE:
                          Ruskin Norman, M.D., Chairman
                                  Gary V. Woods
                            Jason S. Fisherman, M.D.

EXECUTIVE COMPENSATION

         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 2001, 2000 and 1999 by the Company's Chief Executive Officer, President and the Company's four other most highly compensated executive officers during 2001 (together, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            -----------
                                                  ANNUAL COMPENSATION       SECURITIES
                                        FISCAL  -----------------------     UNDERLYING        ALL OTHER
  NAME & PRINCIPAL POSITION              YEAR   SALARY ($)    BONUS ($)     OPTIONS (#)     COMPENSATION
  -------------------------             ------  ----------   ----------     -----------     ------------
Richard L. Love (9)                      2001   $  325,000   $   90,000            --      $   14,900(1)
 Chief Executive Officer                 2000      300,000       60,000        87,300          13,400(1)
                                         1999      225,000       23,220            --           3,400(2)

Jeffrey H. Buchalter (9)                 2001   $   87,500   $   75,000(10)   230,830              --
 President                               2000           --           --            --              --
                                         1999           --           --            --              --

Michael T. Dwyer, (11)                   2001   $  245,000   $   76,037        25,000      $    8,657
    Executive Vice President,            2000      230,000       53,000       111,380              --
   Chief Business Officer                1999      190,000       17,066        25,000              --

Ze'ev Shaked, Ph.D. (3)                  2001   $  236,250   $   35,567        25,000      $    7,500(7)
   Executive Vice President,             2000      112,500       38,850(10)   134,700          20,313(4)
   Chief Operating Officer               1999           --           --            --              --

Gregory L. Weaver(5)                     2001   $  170,000   $   54,837        25,000      $    4,222
   Vice President, Chief                 2000      150,000       17,230        33,360              --
   Financial Officer                     1999       82,250           --        15,700              --

Ronald G. Tefteller (6)                  2001   $  160,000   $   39,222        25,000      $    8,722(8)
   Vice President, General               2000      140,000       16,500        29,010              --
   Counsel                               1999       79,609           --        18,370              --

----------

1) Primarily consists of tax advice, tax return preparation fees and life insurance premiums paid by the Company.

2)       Represents life insurance premiums paid by the Company.

3)       Dr. Shaked joined the Company June 22, 2000.

4)       Represents relocation expenses paid by the Company.

5) Mr. Weaver joined the Company February 16, 1999. Effective January 2002, Mr. Weaver was appointed Vice President, Strategic Development.

6)       Mr. Tefteller joined the Company April 12, 1999.

7) $5,300 represents tax advice and tax return preparation fees paid by the Company.

8) $4,500 represents tax advice and tax return preparation fees paid by the Company.

9) Mr. Buchalter became president in September 2001 and succeeded Mr. Love as Chief Executive Officer on January 1, 2002.

10)      Represents sign-on bonus.

11)      Mr. Dwyer was appointed Chief Financial Officer in January 2002.

STOCK OPTION GRANTS IN FISCAL 2001

         The following tables set forth information concerning individual grants of stock options, exercises of stock options, and aggregate stock options held for each of the Named Officers listed in the Summary Compensation Table above for the year ended December 31, 2001:


                              OPTION GRANTS IN 2001

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                               NUMBER OF      PERCENT OF                                         STOCK PRICE
                               SECURITIES    TOTAL OPTIONS                                    APPRECIATION FOR
                               UNDERLYING     GRANTED TO     EXERCISE                          OPTION TERM(1)
                                OPTIONS       EMPLOYEES IN     PRICE       EXPIRATION     -------------------------
NAME                           GRANTED (#)       2001        PER SHARE        DATE            5%            10%
----                           -----------   -------------   ---------     ----------     -----------   -----------
Richard L. Love                       --           --              --              --              --            --

Jeffrey H. Buchalter             109,890         9.10%       $  24.86         9/17/11     $ 1,718,055   $ 4,353,890
                                  70,000         5.79%          27.04        12/31/11       1,190,372     3,016,636
                                  20,110         1.66%          24.86         9/17/11         314,406       796,767
                                  17,500         1.45%          29.75        02/08/11         327,418       829,742
                                   8,330          .69%          25.89        12/17/11         135,630       343,712
                                   5,000          .41%          27.04        12/31/11          85,027       215,474


Michael T. Dwyer                  21,138         1.75%       $  25.89        12/17/11     $   344,171   $   872,196
                                   3,862          .32%          25.89        12/17/11          62,881       159,354


Ze'ev Shaked, Ph.D.               21,138         1.75%       $  25.89        12/17/11     $   344,171   $   872,196
                                   3,862          .32%          25.89        12/17/11          62,881       159,354

Gregory L. Weaver                 21,138         1.75%       $  25.89        12/17/11     $   344,171   $   872,196
                                   3,862          .32%          25.89        12/17/11          62,881       159,354

Ronald G. Tefteller               21,138         1.75%       $  25.89        12/17/11     $   344,171   $   872,196
                                   3,862          .32%          25.89        12/17/11          62,881       159,354

----------

(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefore is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table

      AGGREGATE OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES


                              SHARES                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                             ACQUIRED                     UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT
                               UPON        VALUE           OPTIONS AT FY-END (#)               FY-END(1) ($)
                              OPTION     REALIZED(2)    --------------------------     --------------------------
NAME                        EXERCISE(#)     ($)         EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----                        -----------  ----------     -----------  -------------     -----------  -------------
Richard L. Love                    --    $       --       115,846            --         $  671,973    $       --

Jeffrey H. Buchalter               --            --        29,645       201,185             56,680       236,300

Michael T. Dwyer               22,250       172,328        27,844       129,036                380       318,271

Ze'ev Shaked, Ph.D.                --            --        48,675       111,025                 --        28,750

Gregory L. Weaver               3,925        59,660         8,340        57,870                533       133,399

Ronald G. Tefteller             2,000        37,123        14,437        55,943            121,819       156,219

(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2001 ($27.04) and exercise prices of the options.

(2) The value realized is determined as the difference between the fair market value of the securities on the exercise date and the exercise price of the options.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

         In the event of a change of control, any officer of the Company who does not receive a comparable offer of employment with the Company or its successor of at least one year duration following the change of control or who is terminated without cause within one year following the change of control shall be entitled to the amount opposite such officer as set forth below:

         Chief Executive Officer    Three times the yearly base salary in effect
                                    immediately prior to the date of such change of control

         President                  Two times the yearly base salary in effect
                                    immediately prior to the date of such change of control

         Executive Vice President   Two times the yearly base salary in effect
                                    immediately prior to the date of such change of control

         Senior Vice President      Two times the yearly base salary in effect
                                    immediately prior to the date of such change of control

         Vice President             The yearly base salary in effect immediately
                                    prior to the date of such change of control

         A "change of control" for purposes of the policy described above is a sale, transfer or disposition of substantially all of the assets of the Company, a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or reorganization is owned by persons who were not stockholders of the Company immediately prior to the merger, consolidation or other reorganization.

         If the employment of the President, any Executive Vice President or any Senior Vice President is terminated without cause, such officer shall be entitled to receive a lump sum equal to such officer's then current yearly base salary; provided however, such payments are not in addition to any amounts payable to such officer upon a change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors are Messrs. Woods and Fisherman. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation matters, including decisions relating to salary and bonus and grants of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) reports applicable to the Company's directors, executive officers and greater than 10% beneficial owners were filed on a timely basis, except that Joseph S. Bailes, M.D. and Ruskin C. Norman, M.D. each filed one report late reporting exempt options granted to each of them in November 2000; Ruskin C. Norman failed to file a Form 4 reporting the exercise of warrants in June 2001; Michael T. Dwyer filed one report late reporting exempt options granted in June 2000; and Gary V. Woods reported late the exercise of warrants in June 2001 on a Form 5 filed February 12, 2002.

PERFORMANCE GRAPH

         The Company's Common Stock has been traded publicly since February 21, 1997. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from February 21, 1997 (the first day which the Common Stock was publicly traded), through December 31, 2001, with the cumulative total return of the NASDAQ National Market, the NASDAQ Pharmaceutical Index, and the NASDAQ Biotechnology Index over the same period.

                                    [GRAPH]

                      COMPARISON OF CUMULATIVE TOTAL RETURN
    AMONG THE COMPANY, THE NASDAQ NATIONAL MARKET, THE NASDAQ PHARMACEUTICAL
                    INDEX, AND THE NASDAQ BIOTECHNOLOGY INDEX


 Total Returns Index for               2/21/97      12/31/97      12/31/98       12/31/99       12/31/00        12/31/01
 -----------------------               -------      --------      --------       --------       --------        --------
ILEX Oncology, Inc.                     100.0         56.73         85.58         185.58         202.41          208.00
NASDAQ Market Index                     100.0        118.79        167.49         311.26         187.12          148.54
NASDAQ Pharmaceutical Index             100.0         92.79        117.78         221.99         276.86          236.07
NASDAQ Biotechnology Index              100.0         87.34        126.02         254.09         312.47          261.88

The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

                              CERTAIN TRANSACTIONS

         ILEX was formed in December 1993 for the purpose of conducting certain advanced drug development programs and pursuing commercial opportunities of CTRC. Mr. Woods is Chairman of the Board of Trustees of CTRC Research, and Mr. Woods and Dr. Norman are directors of CTRC. The Company and CTRC Research have an agreement not to commence any legal action against it, in the case of CTRC Research, the Board of Directors of the Company, other than Directors of the Company who are also employees or officers of or consultants to ILEX, or, in the case of ILEX, the Board of Trustees of CTRC Research, for any claim that would have been covered by any directors' and officers' liability insurance policies maintained by CTRC or ILEX, as applicable, subject to certain exceptions. This agreement terminated upon consummation of the initial public offering of the Company's Common Stock on February 20, 1997, but remains in effect with respect to any activity occurring prior to the termination of the agreement.

         The Company has a lease agreement with CTRC Research for office space, a lab and a manufacturing facility. For the year ended December 31, 2001, the Company paid CTRC Research approximately $231,000 related to these lease agreements. The Company leases its manufacturing facility from a non-profit corporation that is controlled by CTRC Research and the Texas Research and Technology Foundation. Such lease provides that rent will be paid at a fixed monthly rate plus a percentage of gross sales from the facility, as defined in the lease. The Company was not required to begin making fixed monthly payments until 1998 or payments based on a percentage of gross sales until certain gross levels are achieved. At December 31, 2001, the Company had no outstanding payables to CTRC Research related to the aforementioned services and lease agreements.

         Dr. Bailes has been Executive Vice President, Clinical Affairs for US Oncology, Inc. since it was formed in June 1999 through the merger of American Oncology Resources, Inc. and Physician Reliance Network, Inc. (PRN).

         In July 1997, the Company and Dr. Von Hoff entered into a consulting agreement, pursuant to which he receives an annual payment of $243,000 plus an incentive payment of up to $125,000 based upon achievement by the Company of certain revenue goals. The consulting agreement expires in June 2002.

         In March 2001, the Company and Jeffrey H. Buchalter entered into a consulting agreement, pursuant to which Mr. Buchalter received payment of $50,000 plus expenses for his services. The services were performed and payment was made to Mr. Buchalter prior to his assumption of the role of President of ILEX.

         On April 12, 2001, the Company loaned $114,000 to Michael T. Dwyer. The loan is evidenced by a promissory note with principal and interest payable no later than April 12, 2003.

         Richard L. Love resigned as Chief Executive Officer of the Company effective December 31, 2001. Pursuant to a severance agreement dated December 31, 2001, between the Company and Mr. Love, the Company agreed to pay Mr. Love $650,000 (less standard deductions) in two equal annual installments with the first payment on December 31, 2001 and the second payment no later than January 1, 2003 as well as his full salary, bonus and accrued vacation due to him as of December 31, 2001. The terms of Mr. Love's November 30, 2000 stock option grant of 87,300 shares were also modified in connection with his severance. The exercise period was extended from one day less than three months from termination to two years from termination, which will be the close of business on December 31, 2003. Additionally, 65,475 of the 87,300 stock options granted to Mr. Love on November 30, 2000 became immediately vested, resulting in a complete vesting of the entire grant as of December 31, 2001. Under the severance agreement, the Company also agreed to reimburse Mr. Love for his expense to continue health care coverage pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for Mr. Love and his spouse until June 30, 2003.

         On April 3, 2002, the Company loaned $268,000 to Craig A. Tooman. The loan is evidenced by a promissory note payable no later than December 31, 2002.

         Subcontractors provide the Company with consulting services and non-clinical and clinical testing related to certain of its contracts. During the year ended December 31, 2001, the Company incurred approximately the following expenses for subcontracting and consulting costs to the named related parties:

University of Arizona                                          $ 485,000
CTRC Research                                                    390,000
Daniel D. Von Hoff, M.D.                                         341,000
Jeffrey H. Buchalter (as a Director of                            62,000
 the Company)
US Oncology                                                      (16,000)

         At December 31, 2001 the Company had approximately $271,000 payable to CTRC Research for subcontractor and consulting costs.


                        PROPOSALS FOR 2003 ANNUAL MEETING

         The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders in the year 2003 is December 19, 2002. After March 4, 2003, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 would have been considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its Annual Meeting of Stockholders in the year 2003 may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors,

                                          /s/ JEFFREY H. BUCHALTER

                                          JEFFREY H. BUCHALTER
                                          President and Chief Executive Officer

San Antonio, Texas
April 18, 2002

                               ILEX ONCOLOGY, INC.

             PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 23, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

          The undersigned stockholder of ILEX Oncology, Inc. (the "Company")
P    hereby appoints Ronald G. Tefteller and Michael T. Dwyer, or each of them,
R    proxies of the undersigned with full power of substitution to vote at the
O    Annual Meeting of Stockholders of the Company to be held on Thursday, May
X    23, 2002, at 10:00 a.m., Central Time, at the Adam's Mark Hotel, 111 Pecan
Y Street East, San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

     (1) ELECTION OF DIRECTORS.

         [ ]       FOR                      [ ]        WITHHOLD AUTHORITY
         all nominees listed below          to vote for all nominees listed
          (except as marked below)          below

    Jeffrey H. Buchalter       Gary V. Woods             Richard L. Love

    Daniel D. Von Hoff, M.D.   Jason S. Fisherman, M.D.  Ruskin C. Norman, M.D.

    Joseph S. Bailes, M.D.     Joy A. Amundson


    INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME
                   AS SET FORTH ABOVE.


     (2) PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

     (3) TO CONSIDER AND ACT UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF; ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT DATED APRIL 18, 2002, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

                                        ----------------------------------------


                                        ----------------------------------------
                                               Signature of Stockholder(s)


                                        Please sign your name exactly as it
                                        appears hereon. Joint owners must each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give your full title as it appears hereon.

                                        Dated                           , 2002.
                                             ---------------------------